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                                 April 17, 1998

American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484

                Re: Post-effective Amendment No. 3 on Form S-2 filed by American Skandia Life Assurance Corporation, Registrant Registration No.: 33-89676
                         Our File No.  74877-00-101

Dear Mesdames and Messrs.:

         You have requested us, as general counsel to American Skandia Life Assurance Corporation ("American Skandia"), to furnish you with this opinion in connection with the above-referenced registration statement by American Skandia, a Registrant, under the Securities Act of 1933, as amended, (the "Registration Statement") of a certain Modified Guaranteed Annuity Contract (the "Contract") that will be issued by American Skandia.

         We have made such examination of the statutes and authorities, corporate records of American Skandia, and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed.

         In our examinations, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of American Skandia and others.

         Based upon the foregoing, we are of the opinion that:

         1. American Skandia is a validly existing corporation under the laws of the State of Connecticut.

         2.     The form of the  Contract has been duly  authorized  by American
                Skandia, and has been or will be filed in states where it is eligible for approval, and upon issuance in accordance with the laws of such jurisdictions, and with the terms of the Prospectus, will be valid and binding upon American Skandia.

American Skandia Life
Assurance Corporation
April 17, 1998
Page 2


         We hereby consent to the use of this opinion as an exhibit to this Post-effective Amendment to the Registration Statement on Form S-2 under the Securities Act of 1933, as amended, and to the reference to our name under the heading "Legal Experts" included in the Registration Statement.

                                                     Very truly yours,



                                                     WERNER & KENNEDY
                                                 /s/WERNER & KENNEDY



         G:Legal/Andrea/FinalS2consentgma